UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 16, 2025

Future FinTech Group Inc.

(Exact name of registrant as specified in its charter)

Florida	001-34502	98-0222013
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

02B-03A, 23/F, Sino Plaza, 255-257 Gloucester Road

Causeway Bay, Hong Kong

(Address of principal executive offices, including zip code)

852-21141970

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	FTFT	Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Unregistered Sales of Equity Securities.

On September 16, 2025, the Company issued an aggregate of 15,000,000 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), to certain purchasers pursuant to a securities purchase agreement, dated July 24, 2024 (the “Equity SPA”) by and among the Company and such purchasers (the “Purchasers”).

On September 16, 2025, the Company issued 60,000 shares of the Company’s Common Stock to an investor pursuant to a Pre-Paid Securities Purchase Agreement dated July 28, 2025 (the “Pre-Paid SPA”) and related transaction agreements by and between the Company and such Investor.

 The Equity SPA, the Pre-Paid SPA, and the transactions contemplated thereunder, respectively, were previously reported on the Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on July 31, 2025, and the consummation of such transactions were approved by the shareholders of the Company in a special meeting as of September 17, 2025, the Company’s outstanding common stock is 18,708,311 shares.

Item 5.01 Changes in Control of Registrant.

A change of control of the Company occurred on September 16, 2025. As disclosed under Item 3.02 above, on that date the Company issued 9,000,000 shares of its common stock to Wealth Index Capital Limited (“WICL”) at a purchase price of $2.00 per share, for an aggregate of $18,000,000, pursuant to the Equity SPA. The shares were acquired by WICL using its working capital.

As a result of the issuance of shares, WICL owns approximately 48.107% of the Company’s 18,708,311 outstanding shares of common stock. WICL is wholly owned and controlled by Mr. Shanchun Huang as its sole member. Accordingly, Mr. Huang is deemed to be the beneficial owner of the 9,000,000 shares of common stock acquired by WICL pursuant to Rule 13d-3 under the Securities Exchange Act of 1934. Prior to the issuance of shares, the Company’s largest shareholder was Mr. Zeyao Xue, who beneficially owned approximately 12.6% of the 3,450,770 shares of Company’s outstanding common stock as of July 23, 2025.

Except as disclosed herein, there are no arrangements known to the Company among members of both the former and new control groups and their associates with respect to election of directors or other matters which may at a subsequent date result in a further change in control of the Company.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Exhibit Title or Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Future FinTech Group Inc.

Date: September 22, 2025	By:	/s/ Hu Li
	Name:	Hu Li
	Title:	Chief Executive Officer

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